Exhibit 23.3

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

HEARx Ltd.

  West Palm Beach, Florida

We hereby consent to the use in the Joint Proxy Statement/ Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 28, 2002, relating to the consolidated financial statements of HEARx Ltd., which is contained in that Joint Proxy Statement/ Prospectus, and relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/ Prospectus.

BDO SEIDMAN, LLP

West Palm Beach, Florida
May 20, 2002